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                                                    Exhibit(10)b.


                                SUPERVALU INC.
                  NON-EMPLOYEE DIRECTORS DEFERRED STOCK PLAN



     1. Purpose. The purpose of the SUPERVALU INC. Non-Employee Directors Deferred Stock Plan (the "Plan") is to further strengthen the alignment of interests between members of the Board of Directors (the "Board") of SUPERVALU INC. (the "Company") who are not employees of the Company (the "Participants") and the Company's stockholders through the increased ownership by Participants of shares of the Company's common stock, par value $1.00 per share ("Common Stock"). This will be accomplished by (i) providing to Participants deferred compensation in the form of the right to receive shares of Common Stock for services rendered in their capacity as directors, and (ii) allowing Participants to elect voluntarily to defer all or a portion of their fees for services as members of the Board pursuant to the Plan in exchange for the right to receive shares of Common Stock valued at 110% of the cash fees otherwise payable.

     2. Eligibility. Each member of the Board of Directors of the Company who is not an employee of the Company or of any subsidiary of the Company shall be eligible to participate in the Plan.

     3. Formula Share Award. Effective on July 1, or the first business day thereafter in each year (the "Award Date"), the Company shall award each Participant who shall continue to serve on the Board following the Award Date, as a credit to the Participant's account under the Plan (the "Deferred Stock Account"), that number of shares (rounded to the nearest one-hundredth share) of Common Stock, having an aggregate fair market value on the Award Date of Fifteen Thousand Dollars ($15,000) (the "Award"). The Award shall be in addition to any cash retainer, stock options, or other remuneration received by the Participant for services rendered as a director. If, after receiving an Award, the Participant shall cease to serve on the Board prior to the Company's next annual meeting, for any reason other than death or permanent disability, then such Participant's Deferred Stock Account shall be reduced by (i) that number of shares equal to 1/12 of the Award for each full calendar month during which the Participant did not serve as a director of the Company, plus (ii) any dividends paid on that number of shares of Common Stock specified in (i) above during the period that the Participant did not serve as a director of the Company.

     4. Election to Defer Cash Compensation. A Participant may elect to defer, in the form of a credit to the Participant's Deferred Stock Account all or a portion of the annual cash retainer, meeting fees for attendance at meetings of the Board and its committees, committee chairperson retainers, and any other fees and retainers
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("Compensation") otherwise payable to the director in cash during the period following the effective date of the deferral election. Such deferral election shall be made pursuant to Section 5.

     5. Manner of Making Deferral Election. A Participant may elect to defer Compensation pursuant to the Plan by filing, no later than December 31 of each year (or by such other date as the Committee shall determine), an irrevocable election with the Corporate Secretary on a form provided for that purpose ("Deferral Election"). The Deferral Election shall be effective with respect to Compensation payable on or after July 1 of the following year unless the Participant shall revoke or change the election by means of a subsequent Deferral Election in writing that takes effect on the date specified therein but in no event earlier than six (6) months (or such other period as the Committee, as defined in Section 17, shall determine) after the subsequent Deferral Election is received by the Company. The Deferral Election form shall specify an amount to be deferred expressed as a dollar amount or as a percentage of the Participant's Compensation otherwise payable in cash for the director's services.

     6. Credits to Deferred Stock Account for Elective Deferrals. On the first day of each calendar quarter (the "Credit Date"), a Participant shall receive a credit to his or her Deferred Stock Account. The amount of the credit shall be the number of shares of Common Stock (rounded to the nearest one-hundredth of a share) determined by dividing an amount equal to 110% of the Participant's Compensation payable on the Credit Date and specified for deferral pursuant to
Section 5 hereof, by the fair market value on the Credit Date of a share of Common Stock.

     7. Fair Market Value. The fair market value of shares of Common Stock as of a given date for all purposes of the Plan, shall be the closing sale price per share of Common Stock as reported on the consolidated tape of the New York Stock Exchange on the relevant date or, if the New York Stock Exchange is closed on such day, then the day closest to such date on which it was open.

     8. Dividend Credit. Each time a dividend is paid on the Common Stock, the Participant shall receive a credit to his or her Deferred Stock Account equal to that number of shares of Common Stock (rounded to the nearest one-hundredth of a share) having a fair market value on the dividend payment date equal to the amount of the dividend payable on the number of shares credited to the Participant's Deferred Stock Account on the dividend record date.

     9. Maximum Number of Shares to be Credited Under the Plan. Subject to adjustment as provided in Section 10, the maximum number of shares of Common Stock that may be credited under the Plan is 500,000 shares.

     10. Adjustments for Certain Changes in Capitalization. If the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of the

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payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Common Stock, then the numbers, rights, and privileges of the shares credited under the Plan shall be increased, decreased, or changed in like manner as if such shares had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence.

     11. Deferral Payment Election. At the time of making the Deferral Election, each Participant shall also complete a deferral payment election specifying one of the payment options described in Sections 12 and 13, and the year in which amounts credited to the Participant's Deferred Stock Account shall be paid in a lump sum pursuant to Section 12, or in which installment payments shall commence pursuant to Section 13. The deferral payment election shall be irrevocable as to all amounts credited to the Participant's Deferred Stock Account. The Participant may change the deferral payment election by means of a subsequent deferral payment election in writing that will take effect for deferrals credited after the date the Company receives such subsequent deferral payment election.

     12. Payment of Deferred Stock Accounts in a Lump Sum. Unless a Participant elects to receive payment of his or her Deferred Stock Account in installments as described in Section 13, credits to a Participant's Deferred Stock Account shall be payable in full on January 10 of the year following the Participant's termination of service on the Board (or the first business day thereafter) or such other date as elected by the Participant pursuant to Section
11. All payments shall be made in shares of Common Stock plus cash in lieu of any fractional share. Notwithstanding the foregoing, in the event of a Change of Control (as defined in Section 19), credits to a Participant's Deferred Stock Account as of the business day immediately prior to the effective date of the transaction constituting the Change of Control shall be paid in full to the Participant or the Participant's beneficiary or estate, as the case may be, in whole shares of Common Stock (together with cash in lieu of a fractional share) on such date.

     13. Payment of Deferred Stock Accounts in Installments. A Participant may elect to have his or her Deferred Stock Account paid in annual installments following termination of service as a director or at such other time as elected by the Participant pursuant to Section 11. All payments shall be made in shares of Common Stock plus cash in lieu of any fractional share. All installment payments shall be made annually on January 10 of each year (or the first business day thereafter). The amount of each installment payment shall be computed as the number of shares credited to the Participant's Deferred Stock Account on the Computation Date, multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed fifteen) minus the number of installments previously paid. Amounts paid prior to the final installment payment shall be rounded to the nearest whole number of shares; the final installment payment shall be for the whole number of shares then credited to the Participant's Deferred Stock Account, together

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with cash in lieu of any fractional shares. Notwithstanding the foregoing, in the event of a Change of Control (as defined in Section 19), credits to a Participant's Deferred Stock Account as of the business day immediately prior to the effective date of the transaction constituting the Change of Control shall be paid in full to the Participant or the Participant's beneficiary or estate, as the case may be, in whole shares of Common Stock (together with cash in lieu of a fractional share) on such date.

     14, Death of Participant. If a Participant dies before receiving all payments to which he or she is entitled under the Plan, payment shall be made in accordance with the Participant's designation of a beneficiary on a form provided for that purpose and delivered to and accepted by the Committee (as hereinafter defined) or, in the absence of a valid designation or if the designated beneficiary does not survive the Participant, to such Participant's estate.

     15. Nonassignability. No right to receive payments under the Plan nor any shares of Common Stock credited to a Participant's Deferred Stock Account shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution. The designation of a beneficiary by a Participant pursuant to Section 14 does not constitute a transfer.

     16. Participants Are General Creditors of the Company. Benefits due under this Plan shall be funded out of the general funds of the Company. The Participants and beneficiaries thereof shall be general, unsecured creditors of the Company with respect to any payments to be made pursuant to the Plan and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company. If the Company shall, in fact, elect to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), whether in a grantor's trust or otherwise, the same shall, nevertheless, be regarded as a part of the general assets of the company subject to the claims of its general creditors, and neither any Participant nor any beneficiary of any Participant shall have a legal, beneficial, or security interest therein.

     17. Administration. The Plan shall be administered by a committee (the "Committee") of three or more individuals appointed by the Board to administer the Plan. The members of the Committee must be members of, and shall serve at the discretion of, the Board. The members of the Committee shall be "disinterested persons" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act"), or any successor rule or definition adopted by the Securities and Exchange Commission ("Rule 16b-3"), if, in the opinion of counsel for the Company, the absence of "disinterested" administrators would adversely impact the availability of the exemption from Section 16(b) of the Act provided by Rule 16b-3 for any Participant's acquisition of Common Stock under the Plan.

     Subject to the provisions of the Plan, the Committee shall have sole and complete authority to construe and interpret the Plan; to establish, amend and rescind

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appropriate rules and regulations relating to the Plan; to administer the Plan;
and to take all such steps and make all such determinations in connection with the Plan as it may deem necessary or advisable to carry out the provisions and intent of the Plan. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final and conclusive for all purposes and upon all persons, including, but without limitation, the Company, the Committee, the Participants and their respective successors in interest.

     18. Amendment and Termination. The Board may at any time terminate, suspend, or amend this Plan; provided, however, that the provisions of Sections 2 and 3 may not be amended more than once in every six months other than to comport with changes in the Internal Revenue Code, ERISA, or the rules thereunder. No such action shall deprive any Participant of any benefits to which he or she would have been entitled under the Plan if termination of the Participant's service as a director had occurred on the day prior to the date such action was taken, unless agreed to by the Participant.

     19. Change of Control. "Change of Control" means any one of the following events:

    (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company
(ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) hereof; or

    (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

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    (c)  approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

    (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

    20. Effective Date. The effective date of the Plan shall be the date of approval of the Plan by the Company's stockholders.

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